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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-4 of our report dated February 21, 1997 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A filed on March 21, 1997. We also consent to the reference to our Firm under the caption of "Experts" on Form S-4.




                                                COOPERS & LYBRAND L.L.P.



Columbus, Ohio
May 12, 1997